Exhibit 99.2

Asure Announces Leadership Changes to Drive Growth and World-Class SaaS HCM Solutions for Small Businesses

AUSTIN, Texas, August 10, 2020 (GLOBE NEWSWIRE) -- Asure (NASDAQ:ASUR), a leading provider of cloud-based Human Capital Management (HCM) software solutions, today announced changes to its senior leadership and Board of Directors intended to deepen industry expertise and drive growth. Effective August 11, these changes come as the company has successfully completed transition services related to its Workspace business sale.

Asure is 100% focused on delivering world-class SaaS HCM solutions for small businesses while executing strategic initiatives that drive growth, both organic and through reseller acquisitions. Our Tier-2/3 market and small-business focus, reseller network, client service and product innovation remain differentiators.

“We launched our HCM-only strategy in December with the sale of the Workspace business. Since completing transition services in June, we believe that these leadership and Board changes optimally position Asure to succeed and deliver on our goal of doubling revenue over the next five years while tripling non-GAAP EBITDA,” said Pat Goepel, CEO.

With 35 years of HCM experience and eleven as Asure’s CEO, Pat Goepel assumes the additional role of Chairman of the Board. David Sandberg has decided to step down as Chairman. Furthermore, the Board of Directors elected current Board member Dan Gill as Lead Independent Director. Mr. Gill has served on Asure’s board since June 2017. As a founder of Silver Oak Partners, a leading private-equity firm, Mr. Gill has helped drive long-term value creation for many companies.

"It has been my great pleasure to serve as Chairman of the Board for the past 11 years," said Mr. Sandberg. "I am excited for Pat's election as Chairman of the Board and I’m confident that his leadership in the combined role of Chairman and Chief Executive Officer will continue to have a positive impact on the Company's progress."

Mr. Goepel noted, "We are thankful for David’s dedicated and loyal service which began when Asure’s revenue was just $10 million. He has made immeasurable contributions to the success of the Company in so many ways. We also look forward to working together with Dan in his expanded role with the Board of Directors. He has been a valuable leader and source of knowledge for Asure since joining the Board. In addition, I am honored to assume the added role of Asure’s Chairman and want to thank my fellow Directors for the trust they have placed in me and our leadership team. I look forward to working with the rest of the Board in furthering Asure’s continued growth and success."

Eyal Goldstein has been promoted to President and Chief Revenue Officer. In this role, he brings 22 years of HCM experience and will oversee sales and operations. Mr. Goldstein joined Asure in 2017 as Chief Revenue Officer and has built a world class HCM sales and marketing team. Before that, he held senior sales roles at Ceridian and Oracle.

"Eyal has made outstanding contributions to Asure’s growth and success. He is uniquely qualified to fill the role of President based on his industry knowledge, business acumen, and the strong leadership he has demonstrated at Asure and throughout his career. While he takes on additional management responsibilities for overseeing operations, I will be able to concentrate on strategic issues with a focus on growth and creating greater shareholder value," said Chairman and CEO Pat Goepel.

Jay Powers has been appointed as Chief Financial Officer, succeeding Kelyn Brannon who will consult through the end of the year. Mr. Powers has more than 30 years of leadership experience in accounting and finance at publicly-traded technology companies and resides in Austin, TX where a majority of Asure’s accounting and finance team works. “Kelyn brought global finance experience to our prior Workspace business and was instrumental in our efforts to enhance Asure’s financial systems with the implementation of NetSuite,” said Mr. Goepel. “She also helped orchestrate the sale of our Workspace business and successful transition services, which was completed on time in June. We will miss Kelyn and wish her well in future endeavors.”

“Asure is an extraordinary company and it has been an honor to work with Pat and the Asure team and to serve as CFO,” said Ms. Brannon. "I am proud of the successes that we have achieved together, including strong execution during the COVID-19 pandemic and am highly confident in the company’s positioning for long-term growth.”

Joining the Asure Board of Directors are Grace Lee and Ben Allen. Ms. Lee brings over twenty-five years of HR and diversity expertise to Asure’s Board while Mr. Allen brings a wealth of experience as chief executive officer and president of multiple industry-leading companies.

"We are honored to expand the Asure Board of Directors with these executive leaders, who bring extensive experience in successfully driving growth for companies across various industries and stages,” said Mr. Goepel. “As Asure works to meet the increasing growth challenges small businesses face around the United States, we welcome Grace and Ben and look forward to their expertise that will collectively help each of our 60,000 small-business customers grow.”

About new board members and senior leadership:

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Jay Powers, Chief Financial Officer, Asure: As CFO of Asure, Mr. Powers is responsible for all accounting and finance related activities. He joins Asure from Roadwire, a leader in automotive aftermarket manufacturing, where he served as CFO. Before that he served as CFO for publicly-traded Active Power, Inc. where he led the transformation of the clean-technology industrial business into a publicly traded financial service company now named P10 Holdings, Inc. Prior roles include VP and Global Controller at Xerium Technologies, a publicly-traded global manufacturer, and VP Internal Audit at Invensys PLC. Prior to this, Mr. Powers served at ABB in operational and corporate financial leadership roles and started his career in public accounting at Ernst and Young. Mr. Powers brings finance expertise in reseller channels and has track record for driving operational efficiency.

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Grace Lee, SVP and Chief Human Resources and Diversity Officer, Cubic Corporation: Ms. Lee is responsible for the strategic leadership of global human resources for Cubic as well as the development and advancement of the company’s diversity strategy. Prior to joining Cubic, Lee held similar roles at Charles River Laboratories, a publicly-traded biotechnology company, Beckman Coulter, a Danaher operating company; TTM Technologies and IMI Severe Service (now IMI Critical Engineering). Ms. Lee holds a master’s degree in human resources from Cornell University’s ILR School, a master’s degree in Global Leadership from the University of San Diego School of Business, and a bachelor’s degree in Communications from the University of the Philippines. She has been recognized as one of the top 50 chief diversity officers from the National Diversity Council and brings tremendous Human Capital Management depth to the board.

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Ben Allen, Former CEO of WorldAware: as CEO since June 2017, Mr. Allen led the successful sale of WorldAware to GardaWorld, a global security company, that closed in July 2020. Before that, he served as President for Marsh & McLennan Agency LLC, a subsidiary of Marsh Inc., as well as President and CEO of Kroll, Inc. Prior to Kroll's acquisition of Ontrack, he served as president and CEO of ONTRACK Data International, Inc. (NASDAQ: ONDI). Mr. Allen started his career with HCM provider, Ceridian where he advanced from sales to national leadership positions including marketing, operations, and IT. As a technologist turned CEO with a background in HCM, Allen brings a unique skillset having successfully grown several tech-businesses.

About Asure Software
Asure (NASDAQ: ASUR) sees Human Capital Management (HCM) through the lens of entrepreneurs and executives with an owner’s mentality. We help more than 60,000 small and mid-sized businesses develop their “Human Capital” to get to the next level, stay compliant, and allocate their time, money and technology toward growth. Asure HCM solution includes Asure Payroll & Tax, Asure HR, and Asure Time & Attendance. Our Asure HRServices offer ranges from online compliance tools to a fully outsourced HR department. Visit us at asuresoftware.com.

Company Contact:
Stacy Zellner, Director of Marketing
(512) 843-7567
stacy.zellner@asuresoftware.com

Investor Contact:
Jeff Houston, Director Corporate Development
(512) 437-2349
jeff.houston@asuresoftware.com